CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of California Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about April 28, 2006.




PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
April 28, 2006